STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into effective this 1st day of January, 2002 by and between INDIGINET, INC., a Florida corporation ("Indiginet") whose address is 74-478 Highway 111, Suite 372, Palm Desert, California 92260, FOX TELECOMMUNICATIONS, INC., a Colorado corporation ("FTI)" whose address is 8101 South Shaffer Parkway, Suite 6, Littleton, Colorado 80127, and ANTHONY FOX, an individual whose address is 11075 West Grand Place, Littleton, Colorado 80127 ("Fox") (hereinafter collectively referred to as "the parties").

A. Fox is the President of FTI and owns all of the issued and outstanding shares of FTI;

B. Indiginet wishes to acquire all of the issued and outstanding shares of FTI from Fox.

     THEREFORE, IT IS AGREED AS FOLLOWS:

     1. Stock Purchase and Purchase Price. Fox shall transfer, assign and deliver to Indiginet twenty thousand (20,000) shares of the common stock, no par value ("FTI Stock"), which represents one hundred percent (100%) of the issued and outstanding shares of FTI's stock, and Indiginet shall pay the sum of Two Hundred Fifty Thousand Dollars ($250,000) ("Purchase Price") as follows:

          1.1 Cash. One Hundred Thousand Dollars ($100,000) payable to Fox on the Closing Date, as herein defined.

          1.2 Note. A promissory note ("Note"), in substantially the same form attached hereto as Exhibit 1.2, from Indiginet to Fox delivered on the Closing Date in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000) bearing simple interest at the rate of eight percent (8%) per annum, payable sixty (60) days after the Closing Date, subject to any extension granted pursuant to the terms of the Note and secured by the accounts receivable of FTI.

          1.3 Indiginet Stock. The issuance to Fox on the Closing Date of Two Hundred Fifty Thousand (250,000) shares of the no par value common stock of Indiginet ("Indiginet Stock"), which the parties agree will have a value equal to Twenty-Five Thousand Dollars ($25,000).

          1.4 Personal Guarantees. On or before ninety (90) days following the Closing Date, Indiginet and/or FTI shall obtain full releases of Fox's personal guarantees relating to FTI's lines of credit and notes payable.

     2. Closing.

          2.1 Closing Date. The Closing Date shall be that date on which all required approvals have become final and the transactions contemplated under this Agreement are no longer subject to administrative review (audit), or such other date as shall be agreed upon by the parties but no later than March 31st, 2002.

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          2.2 Closing Events.  The following shall occur on the Closing Date and at the Closing, each such requirement being considered as occurring simultaneously:

               2.2.1 Fox shall deliver to Indiginet a stock certificate, or certificates, together with duly executed stock powers executed in blank, representing all of the issued and outstanding shares of the FTI Stock, free and clear of all liens, encumbrances, equities and claims;

               2.2.2 FTI shall deliver to Indiginet a copy of resolutions adopted by its Board of Directors approving the transactions contemplated hereby, which shall be certified by FTI's Secretary to be a true and correct copy of the original and that the original thereof was duly, validly and regularly obtained;

               2.2.3 FTI and Fox shall deliver to Indiginet the officers' certificate, in the form appended hereto as Exhibit 2.2.3 dated as of the Closing Date, that Fox and the officers of FTI are not aware of any violation or breach of this Agreement which exists or existed on or as of the date of this Agreement, the Closing Date, or at any time between the date of this Agreement and the Closing Date;

               2.2.4 Indiginet shall deliver to Fox the remainder of the Purchase Price, including the Note and a copy of the minutes of Indiginet's board of directors authorizing the issuance of the Indiginet Stock;

               2.2.5 Indiginet, Fox and Eicher shall execute and deliver the Fox Agreement and the Eicher Agreement, as applicable.

               2.2.6 FTI shall deliver the resignations of each of its officers and directors, along with the corporate books and seals of FTI.

     3. Conditions Precedent to Obligations.

          3.1 Conditions Precedent to Indiginet's Obligations. The obligations of Indiginet to be performed under this Agreement at Closing are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by Indiginet in which event the waived condition(s) shall be treated as conditions subsequent to Indiginet's obligations pursuant to Section 6.1 hereof:

               3.1.1 Representations and Warranties. The representations and warranties of FTI and Fox herein contained shall to the best of Fox's knowledge be true on and as of the date hereof and as of the Closing Date in all material respects with the same force and effect as though made on and as of the applicable date.

               3.1.2 Performance of Obligations. Fox and FTI shall have performed in all material respects all of Fox's and FTI's obligations and agreements under this Agreement and complied with all of the material covenants and conditions contained in this Agreement to be performed by FTI and Fox.

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               3.1.3  Performance  at Closing.  Fox and FTI shall have performed each of the acts they are required to perform and delivered each of the certificates and other documents they are required to deliver, or appeared at Closing ready, willing and able to perform each of the acts they are required to perform and deliver each of the certificates and other documents they are required to deliver.

               3.1.4 Absence of Restraining Action. No suit, action or other proceeding shall be pending, or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereunder.

               3.1.5 Absence of Litigation. No suit, action or other proceeding shall be pending before any court or governmental agency, or threatened against or affecting FTI or Fox which, if adversely determined, would have a material adverse effect on the value of the business, assets, or properties of FTI, or the value of the FTI Stock.

               3.1.6 No Attachment. None of FTI's assets or properties shall have been attached or levied upon or passed into the hands of a receiver or assignee for the benefit of creditors. No petition or similar instrument shall have been filed with respect to Fox or FTI under any bankruptcy or insolvency law, and no injunction or restraining order shall have been instituted against Fox or FTI that would have a material adverse effect on FTI.

               3.1.7 No Liens, Indebtedness. FTI shall not be subject to indebtedness nor its properties and or assets subject to liens or encumbrances of any kind, other than (i) indebtedness and liens for current taxes, wages and operating expenses in the normal course of business, payment of which at the time of Closing shall not yet be due; and (ii) indebtedness identified in FTI's Financial Statements as set forth in Schedule 3.1.7 attached hereto.

               3.1.8 Consents. All consents from third parties, including without limitation any governmental or regulatory bodies, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          3.2 Conditions Precedent to FTI's and Fox's Obligations. The obligations of FTI and Fox to be performed under this Agreement at Closing are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by FTI or Fox, as applicable:

               3.2.1 Representations and Warranties. The representations and warranties of Indiginet set forth in this Agreement shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same effect as if made on and as of the applicable date.

               3.2.2 Performance of Obligations. Indiginet shall have performed all of Indiginet's obligations and agreements herein to be performed, as applicable, on or before Closing and complied with all of the covenants and conditions contained in this Agreement to be performed by Indiginet.

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               3.2.3 Performance at Closing. Indiginet shall have performed each of the acts it is required to perform and delivered each of the certificates and other documents it is required to deliver, or appeared at Closing ready, willing and able to perform each of the acts it is required to perform and deliver each of the certificates and other documents it is required to deliver.

     4. Representations and Warranties

          4.1 Representations and Warranties of Fox and FTI. FTI and Fox (for purposes hereof the term "FTI" shall include FTI's subsidiaries, if any, whether or not specific reference is made to the subsidiaries in the representations and warranties set forth below), jointly and severally, to the best of Fox's knowledge represent and warrant to Indiginet as of the date hereof and as of the Closing Date, as follows:

               4.1.1 Good Standing. FTI is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of FTI's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state where each such subsidiary was incorporated as set forth in Schedule
          4.1.1 attached hereto, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. FTI and each of its subsidiaries are qualified to do business and in good standing in all jurisdictions where their properties, assets and/or activities and operations so require, which states are listed in Schedule 4.1.1 attached hereto. A true and correct copy of FTI's and of each subsidiary's Articles of Incorporation or Charter and all amendments thereto and restatements thereof, certified by the secretary of state or other appropriate state office in the state of FTI's or such subsidiary's incorporation and FTI's and each subsidiary's By-Laws and all amendments thereof and restatements thereto, certified as true, complete and accurate by the Secretary of FTI are set forth in Schedule 4.1.1 attached hereto. Certificates of Good Standing for each jurisdiction where FTI and each of its subsidiaries are duly qualified to transact business as foreign corporations will be included in Schedule 4.1.1.

               4.1.2 Binding Agreement. This Agreement, executed by Fox and FTI, constitutes the valid and binding obligation of Fox and FTI enforceable in accordance with its terms, and will not conflict with, breach, violate or be in contravention of or result in a default under FTI's Articles of Incorporation or any other organizational or governing instrument of FTI, or of any contract, lease, indenture, promissory notes, agreement, mortgage or other instrument to which FTI and/or Fox is a party or by which any of FTI's assets or property is bound or affected or, to the best of FTI's knowledge, any law, rule, license, regulation, judgment, decree or order of any court, agency or other authority to which jurisdiction FTI is subject. All corporate action necessary for the approval and/or ratification of this Agreement has been taken.

               4.1.3 Authorized Stock. The only authorized capital stock of FTI is twenty thousand (20,000) shares of its no par value common stock, of which, as of the date hereof, twenty thousand (20,000) shares of FTI Stock are issued and outstanding. Fox owns all of the issued and outstanding shares of FTI Stock. No other person has any legal ownership interest in and to any shares of the FTI Stock, and there are no outstanding or authorized options, warrants, purchase rights, subscription rights or other contract rights or commitments or appreciation, phantom stock, profit participation or similar rights, with respect to the FTI Stock nor any outstanding or authorized stock.

               4.1.4 Stock Fully Paid. All issued and outstanding shares of the FTI Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the Closing Date, there will not be any
          (i) options, warrants or other rights to purchase any shares of the FTI Stock or any debt or securities convertible into such shares or
          (ii) obligations of FTI or Fox, contractual or contingent, to issue any such options, warrants, rights or shares.

               4.1.5 Ownership of Securities. As of the date hereof, record ownership of the FTI Stock is held 100% by Fox. FTI and Fox represent and warrant that the FTI Stock is free and clear of all pledges, liens, security interests, encumbrances or other restrictions (excluding restrictions imposed on the transfer of the FTI Stock under the Securities Act of 1933, as amended (the "Securities Act")) and of all voting trusts, voting agreements, proxies and other voting restrictions.

               4.1.6 Marketable Title. Indiginet will obtain good and marketable title to the shares of the FTI Stock to be transferred pursuant to the terms hereof and such shares at the Closing will be presented to Indiginet, free and clear of all liens, encumbrances, equities and claims.

               4.1.7 No Agreements. There are no agreements with any person with respect to (i) the sale, lease, exchange or other disposition of any of FTI's properties or assets, except in the ordinary course of its business; or (ii) the sale, hypothecation, transfer, assignment or other disposition of the ownership, direct or indirect, of any of the shares of the FTI Stock, the operation of which may in the future result in a change in control of FTI.

               4.1.8  Financial  Representations.  Attached  hereto as  Schedule
          4.1.8 are a Balance Sheet, Statement of Income (Loss and Deficit) and Statement of Changes in Financial Position (including notes to such financial statements) at December 31, 2001 and for the fiscal year then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as disclosed therein, and present fairly the financial position of FTI as of December 31, 2001, ("Financial Statement Date") and the results of operations for the year then ended.

               4.1.9 No Liabilities. As of the Financial Statement Date FTI had no liabilities or obligations of any nature (whether accrued, absolute, contingent, and due or to become due) except as disclosed or reflected in the Financial Statements, and as set forth in Schedule
          4.1.9 attached hereto.

               4.1.10 No  Change In  Financial  Condition.  Since the  Financial
          Statement  Date,  there has not been,  and neither FTI nor Fox know of
          (i) any event, condition or state of facts that has resulted or may reasonably be expected to result in any material adverse change in the financial condition, business, sales, income, properties, assets or liabilities of FTI from that shown on the Financial Statements; or
          (ii) any material adverse change with respect to any contracts to which Fox is a party or any event, circumstance fact or other occurrence which may result in any material adverse change to the financial conditions, business, sales, income, properties or assets of FTI; or (iii) any material damage, destruction or loss to the properties, assets or business of FTI, whether or not covered by insurance, as the result of any fire, explosion, accident, casualty, labor disturbance or interruption, requisition or taking of property by any governmental body or agency, flood, embargo, or act of God or the public enemy, or cessation, interruption or diminution of operations, whether or not covered by insurance, which has materially and adversely affected or impaired or which may be reasonably expected to materially or adversely affect or impair the conduct of FTI's operations or business; or (iv) any labor trouble other than routine grievances (including without limitation any negotiation, or request for negotiation, for any representation or any labor contract) or to FTI's and Fox's knowledge any event or condition of any character which has materially and adversely affected or which may be reasonably expected to materially and adversely affect or impair the conduct of FTI's operations or business; or (v) any declaration, setting aside or payment of any dividend, or any distribution, in respect of the FTI Stock; or (vi) any redemption, purchase or other acquisition by FTI of any shares of the FTI Stock; or (vii) any significant loss of customers of FTI.

               4.1.11 Certain Tax Matters.  FTI has prepared and duly filed (and to the best of its knowledge has done so accurately and correctly) all federal, state, county and local income, franchise, use, real property and personal property tax returns and reports required to be filed as of the date hereof with respect to FTI and has duly paid, withheld or reserved for all taxes, penalties and other governmental charges required to be paid as of the date hereof that have been assessed or levied against or upon it or its properties, assets, income, franchises, licenses or sales, including, without limitation, income, gross receipt property taxes, or to the extent that they relate to periods on or prior to the Financial Statement Date are reflected as a liability on the Financial Statements, or if not paid, is contesting such amounts in good faith by the appropriate proceedings. In the event FTI is contesting such amounts in good faith, FTI has established a reserve account sufficient to satisfy the assessment or levy being contested. FTI does not know or have any reason to know of any proposal by any taxing authority for additional taxes or assessments against or upon FTI. To the best of FTI's and Fox's knowledge and belief, all monies required to be withheld by FTI from employees for income taxes, social security and unemployment insurance taxes have, as of the date hereof, been collected or withheld, and either paid to the respective governmental agencies or set aside in cash for such purpose. FTI has not entered into any agreement for the extension of time or the assessment of any tax or tax delinquency, nor has FTI received any outstanding or unresolved notices from the
          Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment or of any tax returns or tax liabilities due and payable. At least thirty (30) days prior to the Closing Date, FTI will deliver to Indiginet an accurate, correct and complete copy of each return or statement filed by, on behalf of or including FTI for federal income tax purposes or state and local income or franchise tax purposes for the last three (3) tax years of FTI. All material elections with respect to the taxes affecting FTI as of the date hereof are set forth in Schedule 4.1.11. It is recognized that FTI has made an "S" election and, therefore, maintains its books on a cash accounting basis. Any restatement of FTI's financial statements to reflect an accrual accounting basis will be undertaken at Indiginet's expense. After the date hereof, no written election will be made by FTI without Indiginet's express written consent.

               4.1.12 Financial Disclosure. FTI and Fox have made available to Indiginet all information known to FTI or Fox with respect to (i) accounts, borrowing resolutions and deposit boxes maintained by FTI at any bank or other financial institution and the account numbers and the names and addresses of all of the persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes; and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from Fox or FTI and a summary of the terms thereof.

               4.1.13 Condition of Tangible Assets. To the best of FTI's and Fox's knowledge, all material tangible portions of the assets, and properties owned by FTI, including all real properties or leasehold interests in real property and structures thereon, are in good condition and repair, subject only to ordinary wear and tear in light of their respective ages and the respective uses for which they are currently used, and that the use of such tangible properties and assets conform and comply in all material respects with all rules, regulations and standards applicable to FTI or its assets or property, imposed by applicable federal, state or local laws or regulations.

               4.1.14 All Assets. The properties and assets of FTI as of the date hereof include (i) all properties and assets reflected on the balance sheet included in the Financial Statements, and (ii) assets acquired by FTI after such date and on or before the date hereof, other than such properties and assets as shall have been transferred or otherwise disposed of by FTI in the ordinary course of business, any such disposition being set forth at Schedule 4.1.14 attached hereto.

               4.1.15 Stock Transfer Records and Minute Books. The stock transfer records and corporate minutes books of FTI and its subsidiaries will be made available to Indiginet for inspection at least ten (10) days prior to the Closing Date and will be complete and correct in all respects. The minutes books will accurately reflect all meetings, comments and other actions of the shareholders and Board of Directors of FTI and its subsidiaries since their incorporation.

               4.1.16 Marketable Title.Except for Permitted Encumbrances (as defined herein), FTI has good and marketable title to all of its assets and properties, including fee interests in real property and title to all its other properties and assets owned as of the date hereof, free and clear of all mortgages, liens, pledges, charges, claims (real or asserted) or encumbrances of any nature whatsoever.

               4.1.17 Permitted Encumbrances. The following liens, charges and other encumbrances of a similar nature are collectively referred to herein as the "Permitted Encumbrances" with respect to the properties and assets of FTI:

                    (i) liens for current state or local  property taxes not yet due and payable or subject to penalties;

                    (ii) zoning  ordinances,  building  laws,  restrictions  and regulations imposed by governmental, authorities, if any, none of which is materially violated by existing buildings and uses by FTI;

                    (iii) any assessment for local benefits levied by any governmental authority and not now a lien upon all or any portion of such real property; provided, however, neither FTI nor Fox know or have reason to know of any such assessment;

                    (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof, all of which shall be satisfied and released on or prior to the Closing Date;

                    (v) any mortgage,  deeds of trust or other  encumbrances  on leasehold properties which FTI is leasing from a third party which is the owner of the property being leased by FTI subject to any such encumbrance; and

                    (vi) such imperfections of title, liens, easements or encumbrances, if any, as are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or materially and adversely interfere with the present use of the property subject thereto or affected thereby or otherwise materially impair the business and operations of FTI.

               4.1.18 Leases and Licenses. Schedule 4.1.18 attached hereto sets forth, as of the date hereof and as of the Closing Date, an accurate and complete list of all leases and purchases of real property, license agreements and leases and purchases of personal property (covering property with a purchase price as of the date hereof greater than $1,000) to which FTI is a party (whether as purchaser, lessor, lessee, licensor or licensee) (collectively, the "Leases and Licenses"). FTI, as purchaser, lessee or licensee, has entered into all such Leases and Licenses which FTI reasonably believes may be necessary for the conduct of the business and operation as now conducted. FTI has furnished to Indiginet accurate and complete copies of all such Leases and Licenses. FTI has title to each of the leasehold and other interests created by the Leases and Licenses, free and clear of all security interests, claims, liens and encumbrances of any nature, other than Permitted Encumbrances. To the best of the knowledge of FTI and Fox each such Lease and License is in full force and effect. Each such Lease and License constitutes the legal, valid and binding obligation of FTI and, to the best of FTI's and Fox's knowledge the other party thereto, enforceable against FTI in accordance with its respective terms except as may be limited by bankruptcy, insolvency, reorganization, readjustment of debt, moratorium or other law of general application related to or affecting the enforcement of creditor's rights generally. Neither Fox nor FTI has received notice or have any reason to know, of any claimed default under any such Lease and License.

               4.1.19 Insurance. Schedule 4.1.19 attached hereto sets forth, as of the date hereof, an accurate and complete list and brief description of the terms of all policies of insurance carried by FTI and designating FTI as the insured thereunder. The description of each policy consists of a description of the subject property, the insurance coverage, the deductibles and the additional insureds. FTI has furnished to Indiginet an accurate and complete copy of all such insurance policies. No insurance carrier has refused any application for insurance by FTI or any other person on behalf of FTI on any of its properties or assets.

               4.1.20 Intellectual Property Rights. Schedule 4.1.20 attached hereto sets forth, as of the date hereof, an accurate and complete list of all letters patent, patent applications, trademarks, service marks, trade names, brands, logos, copyrights and licenses both domestic and foreign, and rights with respect to the foregoing, whether or not registered or registrable with any governmental authority, now owned or used by FTI. Neither FTI nor Fox have received notice, or otherwise have any reason to know, of any claimed or threatened infringement of the rights of others with respect to any patents, trademarks, service marks, trade names, brands, logos, copyrights and licenses used or owned by FTI, the loss of which would have a material adverse effect upon the business, operations, assets or financial condition of FTI.

               4.1.21 No  Litigation.  To the best of FTI's and Fox's  knowledge there are no pending or threatened suits, actions, claims, or litigation, administrative, arbitration or other proceedings or governmental investigations or inquiries to which Fox or FTI is a party or to which any of the properties or assets thereof is subject.

               4.1.22 No Violation of Laws or Regulations. To the best of FTI's and Fox's knowledge, FTI has materially complied with, and is not in any material respect in default under or in violation of, any laws, ordinances, requirements, regulations or orders applicable to its businesses and properties, including without limitation the rules and regulations of the Federal Communications Commission ("FCC"), nor is FTI in violation of or in default of any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department official, commission, authority, board, bureau, agency or other instrumentality issued or pending against FTI which might adversely affect Fox's or FTI's ability to execute, deliver and perform their obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transactions. Neither FTI nor Fox have received notice, or otherwise have any reason to know, of any claimed default or violation with respect to any of the foregoing. There have been no illegal payments, kickbacks, bribes or political contributions made by Fox or FTI to any person, entity or governmental or regulatory body in the United States or any foreign country or political subdivision.

               4.1.23 Approvals. All consents necessary or required for the consummation of the transactions contemplated hereby are set forth in
          Schedule 4.1.23. FTI and Fox will have obtained, on or before Closing, all such consents, approvals and authorizations of all designations, declarations and notices on the part of FTI and Fox required to be obtained or given, as the case may be, pursuant to the Articles of Incorporation or the Bylaws of FTI or, to the best of FTI's knowledge, any Lease, contract, License, Permit, agreement, indenture or other instrument to which either of them is a party or by which any of them or any of their properties or assets is bound in connection with the execution, delivery and performance of this Agreement and the consummation of each transaction referred to in this Agreement. Subject to obtaining the approvals set forth in Schedule 4.1.23, neither the execution, delivery or performance of this Agreement nor the conclusion of any transaction contemplated by this Agreement will result in any violation of, be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or the Bylaws of FTI or any such agreement, indenture or other instrument or the rules and regulations of any regulatory body. FTI has furnished to Indiginet accurate and complete copies of the Articles of Incorporation and Bylaws of FTI, each as in effect as of the date hereof.

               4.1.24  Compliance With Laws. The entering into and  consummation of the transactions contemplated hereunder will not result in any default under or violation of any of the terms and provisions of any contract, lease or other agreement to which FTI or Fox are a party or by which FTI or Fox is bound or, to the knowledge of FTI and/or Fox, any law, rule, license, regulation, judgment, order or decree governing or affecting FTI and/or Fox. Except as provided in Schedule 4.1.23, no consent, approval or authorization by any person is required in connection with FTI's execution, delivery or performance of this Agreement.

               4.1.25 Labor Agreements. To the best of FTI's and Fox's knowledge, there are no collective bargaining agreements between FTI and any labor union or other representative of employees, including local agreements, amendments, supplements, letters and memoranda of understanding of all kinds and all employment or consulting contracts not terminable at will without penalty to which FTI is a party.

               4.1.26 Contracts. Schedule 4.1.26 attached hereto sets forth, as of the date hereof and as of the Closing Date, accurate and complete lists of the following:

                    (i) except for the Leases and Licenses, all agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, of FTI which are to be performed in whole or in part on or after the date hereof and which require or may require the payment by FTI in an amount, or under which FTI is required or may be required to provide goods or services of a value, greater than one thousand dollars ($1,000) during any period of twelve (12) consecutive months;

                    (ii) any  agreement  to which FTI is a party or by which its properties or assets are bound that limits the freedom of such corporation to compete in any line of business or with any person; and

                    (iii) all other agreements, contracts, arrangements, commitments, understandings or obligations, oral or written (other than oral contracts of employment), between FTI on the one part and Fox or any other officer or director of FTI on the other part, or in which any of such persons or entities has any financial interest, direct or indirect (including without limitation any agreements affecting FTI's properties or assets and agreements to make loans). FTI has furnished Indiginet a copy of each agreement, contract, arrangement, commitment or obligation set forth on Schedule 4.1.26. Collectively the contracts, agreements, arrangements, commitments or obligations set forth in this Section and listed in Schedule 4.1.26 are referred to herein as the "Contracts." Each such Contract is in full force and effect and to the best of Fox's and FTI's knowledge FTI has performed in all material respects all of the obligations under each Contract required to be performed by it as of the date hereof and as of the Closing Date and no such Contract is in default, nor has any event occurred which with the passage of time or giving of notice or both will result in the occurrence of a default under any such Contract.

               4.1.27 Employees. FTI is not a party to any agreement, contract, arrangement, plan, commitment or understanding which has resulted or would result, upon the consummation of the transactions contemplated under this Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of
          Section 280G of the Internal Revenue Code of 1986, as amended ("Code") nor is FTI obligated to pay any severance arrangements with any current or former employees of FTI or any of its subsidiaries. Attached hereto as Schedule 4.1.27 is a true and complete list of all employees of FTI compensated by FTI. There are no employees of FTI who have employment contracts or employee benefit rights which cannot be terminated upon reasonable notice. Fox and FTI acknowledge that Indiginet will not be obligated to retain any other employees of FTI and that Indiginet will have the right to review each current employee and to make a determination of whether or not to offer such employee continued employment, in Indiginet's sole discretion. Any liability or termination fees for any employees not retained by Indiginet will be Fox's responsibility.

               4.1.28 Environmental Matters. To the best knowledge of Fox and FTI, FTI has duly complied with, and the operation of its business, equipment and other assets in the facilities owned or leased by FTI and its subsidiaries are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinance, rules and regulations of any governmental or quasi governmental authority relating to (i) error omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation, or (vi) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning and Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "Environmental and Health Laws") or the Federal Communications Act, as amended ("FCC Laws"). To the best knowledge of Fox and FTI, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against FTI, relating to violations of the Environmental and Health Laws and the FCC Laws. FTI has not received a notice of, and does not know or have any reason to suspect, any facts which might constitute a violation of any Environmental and Health Laws which relate to the use, ownership or occupancy of any property or facilities used by FTI in connection with the operation of its business or any activity of FTI's business which would result in a violation or threaten violation of any Environmental and Health Laws and the FCC Laws.

               4.1.29  Stock  Representations.  Fox (i)  intends to acquire  the shares of Indiginet Stock pursuant to Section 1 hereof solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same; (ii) understands and acknowledges that the sale of such shares of Indiginet Stock will not be registered under the Securities Act, the Indiginet Stock being acquired pursuant to this Agreement constitute "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an exemption available under federal and applicable Securities laws, and such shares may be required to be held indefinitely unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) agrees that he will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of Indiginet Stock unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws, and (iv) agrees and acknowledges that the stock certificates representing the shares of Indiginet Stock which will be acquired by Fox under this Agreement will contain a legend restricting the transferability of the shares as provided herein and that stop order instructions may be imposed by Indiginet's transfer agent restricting the transferability of each shares.

               4.1.30 Licenses, Facilities.

                    (i) All licenses and authorizations material to the operation of FTI's facilities, such facilities being identified at Schedule 4.1.30, and/or to the conduct of FTI's business are listed at Schedule 4.1.30 attached hereto. FTI is operating the facilities identified in full compliance with the authorizations identified; neither FTI nor Fox have any knowledge of any matters which might result in the suspension or revocation of such authorizations, or the issuance of any citation or forfeiture to FTI. There are no unsatisfied citations or notices of apparent liability issued or investigations ongoing, by the FCC or any other agency of the federal or any state government with respect to the facilities or their operation.

                    (ii) FTI owns all of the  equipment  necessary  or useful in the operation of the facilities in accordance with their licenses and with FTI obligations under any agreements now in effect (the "Equipment"). All of the Equipment is in good repair and operable condition and have been, and will be operated in accordance with the authorizations for the facilities and the Rules and Regulations of the FCC or any other regulatory agency.

               4.1.31 Accounts Receivable. All of the accounts receivable of FTI constitute valid receivables, have been incurred in the ordinary course of business consistent with past practices and, except to the extent of the reserve for bad debts shown on the balance sheet of FTI as of the date of such Financial Statement, and to Fox's and FTI's knowledge are fully collectable in the ordinary course of FTI's business and are not subject to any set-off or counterclaim. To the best of FTI's knowledge, no part of such accounts receivable is contingent upon the performance by FTI of any obligation, and no agreements for deduction or discounts have been made with respect to any part of such receivables.

               4.1.32 Payables. The list of itemized accounts payable of FTI as shown on Schedule 4.1.32 attached hereto represent a complete list of all of FTI's accounts payable to its creditors, are true and correct and are not currently in default as of the date hereof and as of the Closing Date. FTI shall not incur any additional accounts payable between the date hereof and the Closing Date other than in the ordinary course of business without Indiginet's express written consent.

               4.1.33 Permits. To the best knowledge of Fox and FTI, FTI has obtained all permits, licenses, zoning variances, approval, rights of way, easements and other authorizations (collectively "Permits") necessary for the operation of its business as presently operated. All such Permits are listed in Schedule 4.1.33. All such Permits are presently valid and in full force and effect and no renovation, cancellation, or withdrawal thereof has been effective or to the best of the knowledge of Fox and FTI, threatened. Except as disclosed herein, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in the termination of, or change in, any such Permits.

               4.1.34 Employee Benefit Matters.

                    (i) Employee Benefits. Schedule 4.1.34 attached hereto constitutes a true and complete list of all plans, programs and arrangements providing profit sharing, retirement, pension, savings, thrift, deferred compensation, stock options, stock purchases, group insurance, accident, sickness, medical, dental and disability benefits, and all vacation pay, severance pay, incentive compensation, consulting agreements, bonus and other employee benefits or fringe benefits maintained currently or at any time in past three (3) years by FTI or with respect to which contributions are made or have been made at any time in the past six (6) years by FTI (including health insurance, life insurance and other benefit plans maintained for retirees) whether or not such plans, programs and arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plans, programs and arrangements are in the nature of formal or informal understandings, and whether or not such plans, programs and arrangements are pursuant to any collective bargaining arrangements. Such plans, programs and arrangements are collectively referred to herein as "Benefit Plans."

                    (ii) Compliance with ERISA. To the best knowledge of Fox and
               FTI, each Benefit Plan of FTI or any of its subsidiaries, which is covered by ERISA complies in all material respects and has been administered in all material respects in accordance with the applicable provisions of ERISA and the Code, including, without limitation, the satisfaction of all applicable recording, disclosure, fiduciary and tax qualification requirements under ERISA and the Code. FTI has filed or caused to be filed with the Internal Revenue Service annual reports on a Form 5500 or 5500C or 5500R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. To the best knowledge of Fox and FTI, all statements and disclosures made on the documents or forms filed or distributed pursuant to the applicable reporting and disclosure requirements under ERISA and the Code have been true and complete in all material respects and have been filed or distributed timely. No Benefit Plan has incurred any excise tax liability.

                    (iii) Funding.  FTI has made all payments and  contributions to all Benefit Plans on a timely basis as required by the terms of each such plan, ERISA and the Code. All such payments and contributions have been deducted fully by FTI for federal income tax purposes. Such deductions have not been challenged or disallowed by any governmental authority and FTI has no reason to believe that such deductions are not properly allowable. FTI has funded or will fund each Benefit Plan in accordance with the terms of each Benefit Plan and, with respect to the current plan year for benefits accrued through the Closing Date, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the date hereof.

                    (iv) Prohibited  Transactions.  To the best knowledge of Fox and FTI, no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan. To the best knowledge of Fox and FTI, no fiduciary violations, as defined in Section 404 of ERISA, have occurred with respect to which FTI could have any present or future liability or obligations. To the best knowledge of Fox and FTI, each Benefit Plan is, and has been, operated and administered in accordance with the appropriate written plan documents.

                    (v) Determination  Letters. The Internal Revenue Service has
               issued to FTI letters determining that any Benefit Plan operated by FTI is a qualified plan under Section 401(a), 401(k) and related Sections of the Code to the extent applicable, and the related trusts of such Benefit Plans operated as qualified plans are exempt from federal income tax under Section 501(a) of the Code. To the best knowledge of Fox and FTI, there have been no occurrences since the date of any such determination letter which have adversely effected or which could adversely effect such qualification.

                    (vi) Medical  Plans.  To the best  knowledge of Fox and FTI, each Benefit Plan which provides medical and related benefits has been operated in compliance with all requirements of Section 601 through 608 of ERISA and either (i) Section 162(1) and any other applicable provisions of the Code, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Schedule 4.1.34 contains a true and complete list of all former employees of FTI and its subsidiaries and their respective beneficiaries who, as of the date hereof and as of the Closing Date, will be receiving or will be eligible to elect to receive benefits pursuant to such Benefit Plans and the continued coverage provisions of ERISA and the Code. No Benefit Plan maintained by FTI or any of its subsidiaries provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits, except to the extent of the continuation coverage rules as provided under the applicable provisions of ERISA and the Code.

               4.1.35 Directors and Officers. Schedule 4.1.35 attached hereto is a correct and complete list as of the date hereof showing the names of each of the Officers and Directors, each of whom has been duly elected or appointed, and the names of each of the Officers and Directors of each of FTI's subsidiaries, each of whom has been duly elected or appointed by each such subsidiary. Each such officer and director shall deliver his or her resignation from FTI and each of FTI's subsidiaries on the Closing Date.

               4.1.36 Full Disclosure. None of the written information provided by Fox and FTI to Indiginet in connection with the negotiation of this Agreement contains any untrue or misleading statement of a material fact. There is no fact which Fox or FTI has not disclosed to Indiginet in writing which materially affects or which will materially affect adversely FTI's business, sales, income, properties, assets, liabilities, activities, customers, or the ability of FTI and Fox to perform under this Agreement.

          4.2 Representations and Warranties of Indiginet. Indiginet represents to FTI as follows:

               4.2.1 Good Standing. Indiginet is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, with full corporate power and authority to own, operate and lease their properties and to carry on their business as now being conducted. Indiginet is qualified to do business and in good standing in all jurisdictions where its properties, assets and operations so require. Indiginet has all requisite power and authority to enter into this Agreement and perform its obligations under this Agreement.

               4.2.2 Binding Agreement. This Agreement, as executed by Indiginet, constitutes the valid and binding obligation of Indiginet enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally. This Agreement and the performance of this Agreement by Indiginet will not conflict with, breach, violate or be in contravention of or result in a default under Indiginet's Articles of Incorporation or any other organizational or governing instrument of Indiginet, or of any agreement, mortgage or other instrument to which Indiginet is a party or by which any of its assets or property is bound or affected or, to the best of Indiginet's knowledge, any law, rule, license, regulation, judgment, decree or order of any court, agency or other authority which has jurisdiction over the business, properties, assets and activities of Indiginet. All corporate action necessary for the approval and/or ratification of this Agreement has been, or will be, prior to Closing, taken.

               4.2.3 Stock  Acquired for  Investment.  Indiginet  (i) intends to acquire the FTI Stock solely for the purpose of investment and not for the resale and distribution thereof and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same, (ii) understands and acknowledges that the sale of the FTI Stock will not be registered under the Securities Act, and such shares may be required to be held indefinitely unless the share are subsequently registered under the Securities Act or an exemption from such registration is available, and (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws.

               4.2.4 Litigation; Compliance with Laws. There are no pending or threatened suits, actions, claims, arbitrations, administrative or legal or other proceedings or governmental investigations or inquires pending or to which Indiginet is a party or to which any of its properties or assets thereof is subject, nor in any material respect any failure to comply with, nor any default under, any law, ordinance, requirement, regulation or order applicable to Indiginet and its businesses and properties nor any violation of or default with respect to any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department, official, commission, authority, board, bureau, agency or other instrumentality, issued or pending against Indiginet which might adversely affect Indiginet's ability to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transaction.

     5. Activities Prior To The Closing Date

          5.1  Operation of FTI's  Business.  FTI and Fox (for  purposes of this
     Section 5, all references to the "Company" shall include each of FTI's subsidiaries) hereby agree that from and after the date hereof to the Closing Date, except as otherwise contemplated by this Agreement, FTI, shall and Fox shall cause FTI to, conduct its business solely in the ordinary course consistent with past practices, and FTI shall, and Fox shall cause FTI to:

               5.1.1  Organizational   Documents.  Not  amend  its  Articles  of
          Incorporation or Charter or Bylaws, except as may be necessary to carry out this Agreement or as required by law;

               5.1.2 Corporate Name. Not change its corporate name or permit the use thereof by any other corporation, person or entity;

               5.1.3 Compensation. Not pay or agree to pay any employee, officer, or director, without the consent of Indiginet, compensation which is in excess of the current compensation level of each employee, officer or director, except for standard periodic increases to non-management employees consistent with past practices in terms of timing and amount;

               5.1.4 Management. Not make any changes in management without the prior written consent of Indiginet;

               5.1.5 Reorganizations or Other Related Transactions. Not merge or consolidate with any other corporation, or acquire, agree to acquire or be acquired by any corporation, association, partnership, joint venture or other entity without the prior written consent of Indiginet;

               5.1.6 Disposition of Assets. Not sell, transfer or otherwise dispose of any of its properties or assets without the prior written consent of Indiginet, except in the ordinary course of business;

               5.1.7 Indebtedness. Not create, incur, assume or guarantee any indebtedness for money borrowed except for trade indebtedness incurred in the ordinary course of business;

               5.1.8 Encumbrances. Not create or suffer to exist any Encumbrance on any of its properties or assets, except those in existence on the date hereof;

               5.1.9 Increase of Indebtedness. Not increase the amount of any indebtedness outstanding under any loan agreement, mortgage or borrowing arrangement in existence on the date hereof, except for additional borrowings required to fund the working capital needs of FTI in the ordinary course of business under any line of credit loan identified in FTI's Financial Statements to the extent permitted thereunder by the documentation relating thereto in effect as of the date hereof and then only to the extent that FTI has first notified Indiginet of any such borrowings under the line of credit subsequent to the date hereof and Indiginet approves such borrowings;

               5.1.10 Payables. Pay when due in accordance with past practices all of its accounts payables and trade obligations;

               5.1.11 Maintenance of Assets. Maintain its facilities, assets and properties in good operating repair, order and condition, reasonable wear and tear excepted, and notify Indiginet promptly upon any loss of, damage to or destruction of any of its facilities, properties or assets;

               5.1.12 Insurance. Maintain in full force and effect all insurance coverage of the types and in the amounts set forth in the Schedules attached hereto and apply the proceeds received under any insurance policy or as a result of any loss of, damage to, or destruction of any of its facilities, properties or assets to the repair or replacement of such facilities, properties or assets;

               5.1.13 Contracts and Permits. Maintain in full force and effect all Contracts and Permits for or related to the operation of its business in all respects and in all places as its business is now conducted;

               5.1.14 Goodwill. Use its best efforts to preserve its business organization in tact, to keep available the services of its present employees and to preserve the goodwill of its customers and others having business relations with it;

               5.1.15 Issuance of Securities. Not issue any additional capital stock, options, warrants, or other rights to purchase capital stock or securities convertible into or exchangeable for capital stock of FTI; not declare, set aside or pay any dividend or make any other distributions in respect of any of FTI's shares of capital stock;

               5.1.16 Repurchase of Securities and Repayment of Indebtedness. Except as approved by Indiginet after first being notified of any such event, not make any direct or indirect redemption, purchase or other acquisition of shares of FTI's capital stock or make any direct or indirect repurchase, repayment or retirement of any principal of, or interest on, any indebtedness other than regularly scheduled payments of principal and interest as provided in the promissory note evidencing any of FTI's indebtedness;

               5.1.17 Litigation. Promptly advised Indiginet in writing of the commencement of, and of any known threat to commence, any suit, claim, action, arbitration, legal or administrative proceedings, governmental investigation or tax audit against FTI;

               5.1.18 Monthly Financial Statements. Deliver to Indiginet as soon as available monthly financial statements ("Monthly Financial Statements") of FTI commencing with the month of January 2002, and for each calendar month thereafter prior to the Closing Date; and

               5.1.19 Miscellaneous. Not enter into any agreement or otherwise agree to take any action in violation of the negative covenants set forth in this Section 5 or take, agree to take or omit to take any action that would make any representation or warranty inaccurate.

          5.2 Access to Information. FTI will cooperate fully with Indiginet, and FTI shall provide, and Fox shall cause FTI to provide, to Indiginet and its accountants, counsel and other representatives (collectively "Advisors") during normal business hours, (i) full access to the books, records, equipment, real estate contracts and other assets of FTI and all work papers relating to FTI of FTI's independent accountants and (ii) full opportunity to discuss FTI's business affairs and assets with its officers, employees, agents and independent accounts ("FTI's Representatives") and furnish to Indiginet and its Advisors copies of such documents, records and information with respect to the affairs of FTI as Indiginet or its Advisors may reasonably request.

          5.3 Confidentiality. Indiginet shall retain in confidence and shall cause its Advisors to retain in confidence, all information obtained by them pursuant to the investigations made by Indiginet or its Advisors pursuant to this Section (the "Confidential Information"). Fox, FTI, its officers, directors and employees and FTI's Advisors shall retain in confidence, all information obtained by them in connection with any investigation undertaken by such persons as a result of Indiginet providing such persons such access to information of Indiginet as provided in this Agreement. The parties agree that Confidential Information shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by Indiginet, FTI, Fox or any of their officers, directors or employees or any of their Advisors, (ii) was or becomes available to Indiginet, FTI, Fox, any of their officers, directors or employees or their Advisors on a non-confidential basis from a source other than Indiginet, FTI, Fox or FTI's Representatives, provided that such source is not bound by a confidentiality agreement or (iii) was, or in the future is, developed independently by Indiginet or their Advisors or by FTI, Fox or their Advisors without reference to the information furnished by Indiginet, FTI, Fox or FTI's Representatives, as the case may be. The parties understand and agree that all of the Confidential Information supplied to Indiginet or their Advisors or to FTI, Fox or FTI's Representatives is provided on the understanding that such Confidential Information remains the property of Indiginet or FTI, as the case may be, and that all copies and originals will be returned to any such party promptly upon its request after termination of this Agreement pursuant to
     Section 7 hereof.

          5.4 Benefit Plans. Between the date hereof and the Closing Date, FTI shall maintain, and Fox shall cause FTI to maintain, in full force and effect the Benefit Plans as they pertain to FTI's employees or former employees and in connection therewith;

               5.4.1 Plan Changes. Except as may be required by law or as may be necessary to continue the qualified status under Section 401 of the Code, FTI shall not adopt, terminate, amend, extend, or otherwise change any Benefit Plan without the prior written consent of Indiginet, and Fox and FTI shall give Indiginet prior written notice of FTI's intention to take any such action required by law or necessary to continue the qualified status of any Benefit Plans as they pertain to FTI's employees or its former employees; and

               5.4.2 Contributions and Payments. FTI shall not make, cause to be made, or agree to make any contribution, award or payment under any Benefit Plans as they pertain to FTI's employees or former employees, except at the time and to the extent required by the written terms thereof, without the prior written consent of Indiginet.

          5.5 Commercially Reasonable Efforts and Standstill. Subject to the other provisions of this Agreement, each of FTI and Fox will use their commercially reasonable efforts to cause the conditions listed in Section
     3.1 hereof to be satisfied on or before the Closing Date. Subject to the other conditions of this Agreement, Indiginet will use its commercially reasonable efforts to cause the conditions listed in Section 3.2 hereof to be satisfied on or before the Closing Date. Each of FTI and Fox further agrees that they will not enter into, request, solicit or engage in any discussions, negotiations, understandings or agreements with any person or entity other than Indiginet relating to the sale of the FTI Stock or the properties and assets of FTI (other than in the ordinary course of business) unless this Agreement is terminated pursuant to Section 7 hereof.

     6. Post-Closing Covenants. FTI, Fox and Indiginet agree as follows with respect to the period following the Closing.

          6.1 Performance of Waived Conditions. To the extent that any conditions under Section 3.1 hereof are waived by Indiginet as a condition precedent to Indiginet's obligation to close the transactions contemplated hereby, such waived condition to the extent required by Indiginet shall be performed by Fox within the time period agreed upon by the parties hereto, but in any event no later than sixty (60) days following the Closing Date, unless Indiginet agrees to an extended period of time in which such performance can be completed. Indiginet acknowledges that Fox will be an employee of Indiginet and Indiginet will allow Fox to use whatever time is necessary during working hours to complete any waived conditions at Indiginet's expense.

          6.2 Confidential Information. FTI and its former officers and directors will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Indiginet or destroy, at the request and option of Indiginet, all tangible correspondence, documents, instruments, memorandums and all other writings (and all copies thereof) which embody the Confidential Information which are in such persons' possession. If FTI or its former officers or directors are requested or required (by oral question or request for information or document in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, FTI and its former officers or directors will notify Indiginet promptly of any such request or requirement to enable Indiginet to seek an appropriate injunction or waive compliance with the provisions of this Section. The foregoing provision shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          6.3 Fox's Cooperation After Closing. In case at any time after the Closing Date any further action is necessary or desirable to carry out and accomplish the purposes of this Agreement and the transactions contemplated hereunder, Fox will take such further action as Indiginet may request, including executing and delivering such further instruments and documents as shall be necessary or appropriate to accomplish and effectuate such transaction. Indiginet acknowledges that Fox will be an employee of Indiginet and Indiginet will allow Fox to use whatever time is necessary during working hours to take any such actions at Indiginet's expense.

     7. Termination

          7.1 Events of Termination. Anything contained elsewhere in this Agreement to the contrary notwithstanding, prior to the Closing Date, this Agreement may be terminated by written notice of termination as follows:

               7.1.1 Mutual Consent. Anytime by mutual consent of FTI, Fox and Indiginet;

               7.1.2 Prior to Closing Date. By FTI and Fox or Indiginet if the other party shall have (i) misstated any representation or been in breach of any warranty contained herein, (ii) been in breach of any covenant, undertaking or restriction contained herein and such misstatement or breach is not been cured by the earlier of (a) thirty
          (30) days after the giving of notice of such party of such misstatement or breach or (b) the Closing Date, or (iii) failed to consummate the transactions contemplated herein;

               7.1.3 Failure to Close. By FTI and Fox or Indiginet if the transactions contemplated by this Agreement are not consummated on or before March 31, 2002.

          7.2 Consequences of Termination. In the event of a termination and abandonment hereof pursuant to the provisions of this Section 7, this Agreement shall become void and have no effect, without any liability on any of the parties or their directors or officers or stockholders in respect of this Agreement. Notwithstanding anything contained herein to the contrary, if this Agreement is terminated by any party for any reason, any amounts paid by Indiginet to FTI or Fox shall be returned to Indiginet.

     8. Additional Agreements.

          8.1 Employment Agreements.

               8.1.1 Fox Agreement. On the Closing Date, FTI and Fox shall enter into an employment agreement ("Fox Agreement"), in substantially the same form as Exhibit 8.1.1 attached hereto.

                    8.1.2 Eicher Agreement.  On the Closing Date, FTI and Marvin
               Eicher shall enter into an employment agreement ("Eicher Agreement"), in substantially the same form as Exhibit 8.1.2 attached hereto.

          8.2 Agreement Not to Compete. Fox understands that Indiginet shall be entitled to protect and preserve the value of FTI and that Indiginet would not have entered into this Agreement absent the provisions of this Section 8.2, and therefore agrees that he will not after the Closing Date and prior to the later to occur of (a) the third anniversary of the Closing Date or
     (b) six (6) months following the termination of Fox's employment, if applicable: (i) directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of a business that provides products or services similar to those provided by FTI within any area or at any location constituting a Relevant Area. The "Relevant Area" shall be defined for the purposes of this Agreement as any area located within one hundred (100) miles of the legal boundaries or limits of any city within which Indiginet, FTI or any affiliate is providing products or services, has commenced obtaining appropriate licenses or authorizations for the purpose of providing products or services or has announced the intention to provide products or services,
     (ii) directly or indirectly induce any former employee of FTI retained by Indiginet to leave the employ of Indiginet or FTI or to accept any other position of employment (provided, however, that general solicitations such as general advertisements, participation in job fairs and other such activities shall not be prohibited), and (iii) at any time communicate or divulge any confidential information, knowledge or data related to FTI or its business, including but not limited to FTI's customer lists, all of which Fox agrees to hold in a fiduciary capacity for the benefit of Indiginet, to any party other than Indiginet. Notwithstanding the foregoing, any confidential information, knowledge or data related to FTI shall not be subject to the restrictions of this Section 8.2 if the information, knowledge or data (a) is generally known to the public and did not become so known through any violation of law, (b) became known to the public through no fault of Fox or FTI, (c) is required to be disclosed by order of court or government agency with subpoena powers, (d) is disclosed in the course of any litigation between any of the parties hereto or (e) is conveyed by a party to a party's accountants, attorneys, brokers or advisors solely for purposes of consummating the transactions contemplated by this Agreement, provided that those entities are obligated to keep the information, knowledge or data confidential.

     For purposes of this Section 8.2, the phrase "directly or indirectly engage in" shall include having a direct or indirect ownership interest (other than ownership of less than five percent of the outstanding voting securities of an entity which is registered under Section 12 of the Securities Exchange Act of 1934, as amended) in any entity that engages in the business in question.

          8.3 Registration Rights.

               8.3.1 Piggyback Registration. If at any time Indiginet shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Securities and Exchange Commission ("SEC")) or (ii) a registration statement filed in connection with an offer of securities solely to Indiginet's existing security holders), then upon each and every occasion Indiginet shall give prior written notice of the proposed registration to Fox of its intention to do so promptly and in any event not later than the tenth business day before the anticipated filing date of the applicable registration statement. The notice shall specify whether the proposed registration is for the account of Indiginet, for the account of one or more other persons or both and also specify the kind and number or amount of securities proposed to be registered on behalf of each thereof and the proposed offering price or prices and distribution methods and arrangements. Upon the terms and subject to the conditions and limitations set forth in this Section 8.3, Fox may elect to participate in the registration by giving Indiginet, within ten (10) days after the notice has been given by Indiginet, a written request to register any or all of Fox's Indiginet Stock in connection with the registration (any such registration as to which any request is made being sometimes referred to as a "Piggyback Registration"); provided, however, that if the registration is a "demand" registration made pursuant to the exercise of existing registration rights by other holders of Indiginet's common stock, then Fox shall not be entitled to participate in the registration unless the other holders participating in the registration otherwise agree in writing.

               8.3.2 Notice. Any request by Fox shall state (i) the number of shares of Indiginet Stock to be included in the registration by Fox,
          (ii) Fox's preferred method of distribution of the shares of Indiginet Stock and (iii) any other information that Indiginet reasonably requests in the notice given by it to Fox. Upon receipt of one or more of requests, Indiginet shall, subject to Section 8.3.3, as soon as practicable, file with the SEC and use its reasonable efforts to cause to become effective, a registration statement which shall cover the Indiginet Stock requested to be registered by Fox and shall take all such other actions as may be necessary or advisable to permit Fox to dispose of all shares of Indiginet Stock requested to be included in the Piggyback Registration in accordance with the permitted intended method or methods of distribution in compliance with the Securities Act and state "blue sky" and securities laws.

               8.3.3 Reduction in Number of Shares to be Registered. If the registration of which Indiginet gives notice is for a registered public offering involving an underwriting, Indiginet shall so advise Fox as a part of the written notice. In such event, the right of Fox to participate in the registration pursuant to this Section 8.3 shall be conditioned upon Fox's participation in the underwriting and the inclusion of the Indiginet Stock in the underwriting to the extent provided herein. If any Piggyback Registration is for (or includes) an underwritten offering, Indiginet will permit Fox to include any or all of the Indiginet Stock in the underwritten offering on the same terms and conditions as any similar securities included therein. In a registration involving an underwritten public offering, if Indiginet's Board of Directors, or the managing underwriter or underwriters of the underwritten offering, have informed Indiginet that in the Board of Director's or underwriter's reasonable opinion, as the case may be, the total number of securities which Indiginet, Fox and any other persons desiring to participate in the registration intend to include in the offering is such as to materially and adversely affect the success of the offering, including the price at which the securities can be sold, then Indiginet will be required to include in the registration only the amount of securities which it is so advised should be included in the registration.

               8.3.4 Withdrawal of Registration. Indiginet may, without the consent of Fox, delay, suspend, abandon or withdraw any Piggyback Registration and any related proposed offering or other distribution in which Fox has requested inclusion of the Indiginet Stock.

     9. Miscellaneous

          9.1 Notices. Any notices under this Agreement shall be in writing, signed by the party giving the same and transmitted by registered or certified United States Mail or by a generally accepted national courier service providing confirmation of delivery, and addressed to the party to receive the notice at the address set forth below or such other address as any party may specify by notice to the other party, and shall be deemed properly given and received when actually given and received:

         If to Indiginet:                   Clinton Wilson
                                            President
                                            5197 E. Nichols Lane
                                            Littleton, Colorado 80122

         with a copy to:                    Martin E. Freidel, Esq.
                                            M.E. Freidel & Associates, LLC
                                            P.O. Box 4141
                                            Evergreen, Colorado 80437-4141

         if to FTI:                         8101 South Shaffer Parkway
                                            Suite 6
                                            Littleton, Colorado 80127

         if to Fox:                         11075 West Grand Place
                                            Littleton, Colorado 80127

          9.2 Brokerage Commissions.

               9.2.1 FTI and Fox hereby represent and warrant to Indiginet that neither FTI nor Fox has engaged or utilized the services of any broker or finder in connection with this transaction and that no commissions are payable with respect to this transaction. FTI and Fox hereby agree to indemnify and hold Indiginet harmless from and against any liability for any claims of any broker or finder claiming by, through or under FTI or Fox.

               9.2.2 Indiginet hereby represents and warrants to FTI and Fox that Indiginet has not engaged or utilized the services of any broker or finder in connection with this transaction and that no commissions are payable with respect to this transaction. Indiginet hereby agrees to indemnify and hold FTI and Fox harmless from and against any liability for any claims of any other broker or finder claiming by, through or under Indiginet.

          9.3 Successors and Assigns. This Agreement is personal to the parties hereto and may not be assigned, transferred, delegated or nullified without the prior written consent of all of the parties hereto; provided, that, Indiginet shall have the right to assign this Agreement to any wholly owned subsidiary or controlled affiliate of Indiginet. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their
     respective  heirs,  personal  representatives,   successors  and  permitted
     assigns.

          9.4 Arbitration. Notwithstanding anything to the contrary herein, any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section shall restrict the right of any party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute. Each party shall pay its own expenses associated with such arbitration, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The decision of the arbitrator(s), based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

          9.5 No Oral Modifications. No amendments or modifications to this Agreement shall be made or deemed to have been made unless in writing executed and delivered by the party to be bound thereby. Any provision of this Agreement may be waived, amended, supplemented or modified only by agreement in writing of the parties hereto.

          9.6 Waiver. The failure of any party to this Agreement to insist upon strict performance of any of the terms of this Agreement will not constitute a waiver of any of its rights under this Agreement or its right subsequently to assert, rely upon, or enforce any provision of this Agreement.

          9.7 Governing Law. This Agreement shall be interpreted, governed by and enforced according to the laws of the State of Colorado.

          9.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

          9.9 Headings and Captions for Convenience. The headings and captions contained in this Agreement are for convenience only and shall not be considered in interpreting the provisions hereof.

          9.10 Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

          9.11 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of Fox, FTI or Indiginet prior to or after the Closing Date, and except with respect to any liabilities associated with any taxes, fines or penalties outstanding, all representations, warranties and covenants of the parties hereto contained herein shall survive and remain in full force and effect for a period of two (2) years after the Closing Date. All representations, warranties and covenants of FTI and Fox hereto with regard to taxes shall survive and remain in full force and effect for the applicable statute of limitations period.

          9.12 Fox's Indemnification. Notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of Indiginet or of any information Indiginet may have in respect thereof, Fox will indemnify, defend and save and hold Indiginet harmless from and against any costs, expenses, damages, liabilities, losses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (collectively "Losses") suffered or incurred by Indiginet arising out of or resulting from, and will pay Indiginet on demand the full amount of any such amounts which Indiginet may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or document delivered under or pursuant to this Agreement or the material breach of any warranty made by FTI or Fox in or pursuant to this Agreement;

               (b) any misrepresentations in or omission from any Exhibit, Schedule, or other attachment to this Agreement;

               (c) any failure by FTI or Fox duly to perform or observe any term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of FTI or Fox; or

               (d) any action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim, including any employment-related claim arising out of the foregoing (collectively "Claims") against FTI or any of its subsidiaries, even though such Claims may not be filed or come to light until after the Closing Date.

     Indiginet hereby covenants and agrees to immediately provide to Fox any and all notifications or other correspondence it receives related to matters which may affect this indemnity and hereby agrees to allow Fox to defend any and all actions affecting this indemnity and shall not settle any action or dispute affecting this indemnity without obtaining the prior written consent of Fox. However, failure to provide any such notifications or other correspondence in a timely manner will not relieve Fox of his obligation to indemnify Indiginet under this Section 9.12. If Indiginet becomes unsatisfied with the conduct of the defense of the Claims, Indiginet may defend against, and consent to the entry of any judgment or enter into any settlement with respect to such Claims in any manner it may deem to be appropriate and Fox shall reimburse Indiginet promptly for the acts of defending against such Claims and will otherwise remain responsible for any Loss which Indiginet may suffer from, arising out of, relating to or caused by such Claims to the full extent provided in this Section.

     All statements of fact contained in any written statement (including the Financial Statements), deed, certificate, schedule or other document delivered to Indiginet by or on behalf of FTI or Fox pursuant to this Agreement shall be deemed representations and warranties by FTI and Fox hereunder.

          9.13 Indiginet's Indemnification. Indiginet agrees that notwithstanding the Closing and regardless of any investigation of any time made by or on behalf of Fox or FTI or any information Fox or FTI may have in respect thereof, Indiginet will indemnify and save and hold Fox harmless from and against any Losses suffered or incurred by Fox arising out of or resulting from, and will pay Fox on demand the full amount of any such amounts which Fox may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or the breach of any warranty made by Indiginet in or pursuant to this Agreement; or

               (b) any failure by Indiginet duly to perform or observe any item, provision, covenant or agreement in this Agreement to be performed or observed on the part of Indiginet.

          9.14 Limitation of Indemnification.

               9.14.1 Fox's Limitation. Notwithstanding anything contained herein to the contrary, Fox shall not have any liability or obligation to indemnify Indiginet for any Losses unless and until Indiginet's Losses equal or exceed $5,000. Under no circumstances shall Fox be required to reimburse or pay Indiginet any monies in excess of $50,000 for any breach or inaccurate representation or warranty issues or combination of issues arising from any item or items in this entire agreement and all schedules and exhibits associated with this agreement.

               9.14.2 Indiginet's Limitation. Notwithstanding anything contained herein to the contrary, Indiginet shall not have any liability or obligation to indemnify Fox for any Losses unless and until Fox's Losses equal or exceed $5,000 in the aggregate for all Losses. Under no circumstances shall Indiginet's liability for Fox's Losses exceed $5,000.

          9.15 No Benefit To Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, successors, assigns, and such representations, warranties, covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

          9.16 Publicity. Prior to the Closing Date, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and approved by Fox, on behalf of FTI and himself, and Indiginet; provided, however, that such approval shall not be unreasonably withheld.

          9.17 Costs and Expenses. All expenses incurred by Fox, FTI or Indiginet in connection with the transactions contemplated hereby, including, without limitation, legal and accounting fees, shall be the responsibility of and for the account of the party who ordered the particular service or incurred the particular expense; provided, that, any expenses relating to attorney's fees and accounting fees incurred by FTI prior to the Closing Date in connection with the transactions contemplated hereby and which are equal to or less than $5,000 in the aggregate shall be the responsibility of Fox.

     10. Entire Agreement. This Agreement, together with Exhibits, Schedules and Attachments hereto, represents the entire agreement between the parties hereto with respect to the subject matter hereof and nullifies all prior agreements, understandings or negotiations, including the Second Confidential Disclosure Agreement dated November 27, 2001 and associated exhibits and attachments. No representations, warranties, promises or agreements, express or implied, shall exist between the parties, except as stated herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

INDIGINET, INC.,                                              ANTHONY L. FOX
a Florida corporation


By:
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Title:
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FOX TELECOMMUNICATIONS, INC.,
a Colorado corporation


By:
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Title:
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Signature Date: